Exhibit 10.13

PRIVATE & CONFIDENTIAL

To: Bob Krakoff

Date: February 19, 1999

Bob—

        This will confirm the terms of my severance arrangement with the Company as agreed at the time of my commencement of employment last September.

        We agreed that if I am terminated without "cause" (as defined in section 4(c) of my AHI Non-Qualified Stock Option Agreement dated September 8, 1998) (i) before January 1, 2000, I will receive six months salary, target bonus and health benefits; (ii) on or after January 1, 2000 but before July 1, 2001, I will receive nine months salary, target bonus and health benefits; and (iii) after July 1, 2001, I will receive twelve months salary, target bonus and health benefits. For the foregoing severance purposes, relocation of my principal office location outside the greater Boston area without my consent will be tantamount to termination without cause.

Agreed:

Advanstar Holdings, Inc.

Advanstar Communications Inc.

By /s/  ROBERT L. KRAKOFF

Name: Robert L. Krakoff

Title: Chairman and CEO